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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 15, 1999


                                  AVIGEN, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


         0-28272                                         13-3647119
  (Commission File No.)                     (I.R.S. Employer Identification No.)


                       1201 HARBOR BAY PARKWAY, SUITE 1000
                            ALAMEDA, CALIFORNIA 94502
              (Address of principal executive offices and zip code)


                                 (510) 748-7150
              (Registrant's telephone number, including area code)



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Item 5.    Other Events

           In April 1999, Avigen completed a successful private placement of its common stock and common stock warrants, raising approximately $13.1 million. In the private placement Avigen issued an aggregate of 2,198,210 shares of its common stock in multiple closings at the closing Nasdaq National Market price on the respective date of issuance. The closing prices ranged from $5.50 to $6.00 per share. For every five shares purchased, each investor also received a five-year warrant to purchase one share of the common stock at a twenty-five percent premium to the respective closing price.



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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            AVIGEN, INC.



DATE:              May 12, 1999             BY:    /s/  Thomas J. Paulson
     ---------------------------------             -----------------------------
                                                   Thomas J. Paulson
                                                   Vice President, Finance and
                                                   Chief Financial Officer